Exhibit 10.2

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THIRD AMENDMENT TO PREMIER SPORTS INFORMATION AND COMMERCE

AGREEMENT

This Third Amendment to Premier Sports Information and Commerce Agreement (this “Amendment”), effective as of July 6, 2001 (the “Amendment Date”), is made and entered into by and between America Online, Inc. (“AOL”), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, VA 20166 and SportsLine.com, Inc. (f/k/a SportsLine, USA, Inc.) (“ICP”), a Delaware corporation, with its principal offices at 2200 West Cypress Creek Road, Fort Lauderdale, Florida 33309 (each a “Party”, collectively, the “Parties”). The Parties entered into a Premier Sports Information and Commerce Agreement, effective as of October 1, 1998, as subsequently amended (the “Agreement”). AOL and ICP now desire to renew the Agreement on the terms and conditions set forth herein. All terms used in this Amendment but not defined herein shall have the meanings given thereto in the Agreement. AOL and ICP hereby agree to amend the Agreement as follows:

1.	General. References in the Agreement to “this Agreement” or “the Agreement” (including indirect references such as “hereunder,” “hereby,” “herein” and “hereof”) shall be deemed to be references to the Agreement as previously amended and as amended by this Amendment. References to the Effective Date in the Agreement shall be deemed to be a reference to October 1, 2001 during the Renewal Term (as defined below).

2.	Renewal. Notwithstanding the provisions of Section 8.1 A (“Term”) and 8.1B (“AOL Option”) of the Agreement, the Parties agree to renew the Agreement upon the terms and conditions set forth in this Amendment. All terms and conditions set forth in the Agreement shall apply to the Renewal Term (as defined below) as such terms and conditions are amended in this Amendment. Unless otherwise expressly set forth herein, all terms and conditions set forth herein shall be applicable to the Renewal Term and not the Initial Term. Beginning on October 1, 2001, Section 8.1 shall be replaced in its entirety with the following:

8.1	Term. This Agreement shall commence on October 1, 1998, and continue until September 30, 2001 (“Initial Term”), unless earlier terminated as provided herein. The Agreement shall be renewed for a period of five (5) years, beginning on October 1, 2001 (the “Renewal Term”), unless earlier terminated as provided herein.

8.1.1	The Parties have entered into that certain Interactive Media Rights Agreement dated as of July 6, 2001 by and among the Parties, CBS Broadcasting, Inc. (“CBS”) and NFL Enterprises (“NFLE”) with respect to the production, hosting and monetization of NFL.com (the “NFL Agreement”).

8.1.2	AOL shall have the immediate right to terminate the Agreement at any time during the Renewal Term in the event (a) of an expiration or earlier termination of the NFL Agreement and/or the CBS Agreement attached as Exhibit E-1, or (b) in the event that AOL, CBS, NFLE or ICP individually or collectively is/are no longer a party to the NFL Agreement; provided that AOL gives ICP *** prior written notice thereof which, if applicable, must be delivered no later than *** after such expiration or termination of the NFL Agreement or such date on which AOL, CBS, NFLE or ICP, as applicable, is/are no longer a party to the NFL Agreement. In the event AOL withdraws from the NFL Agreement pursuant to Section 24.8 of the NFL Agreement (but not pursuant to any other provision of the Agreement, including Section 29), the restrictions on ICP’s use of User Information set forth in this Agreement shall not apply to ICP.

8.1.3	Notwithstanding anything to the contrary in this Agreement, in the event AOL or CBS withdraws from the NFL Agreement because of a Change of Control of Viacom or one of the other parties to the NFL Agreement as provided under Section 29 of the NFL Agreement, such termination shall effect an automatic and contemporaneous termination of this Agreement.

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8.1.4	In the event that the Agreement is still in effect as of July 31, 2004, but the NFL Agreement is not in effect or AOL or ICP is no longer a party to the NFL Agreement, as of July 31, 2004, AOL shall have the right to terminate this Agreement, effective September 30, 2004, by giving ICP written notice thereof prior to ***

3.	Section 1.1 Beginning on October 1, 2001, Section 1.1 (“Carriage; Placements; Promotions”) shall be deleted in its entirety and replaced with the following:

1.1	Carriage; Placements; Promotions. Beginning on October 1, 2001, AOL shall provide ICP with the promotions (the “Promotions”) set forth on Exhibit H, which Promotions shall link to an ICP Internet Site(s). None of the Promotions may be used to promote Fantasy Sports Products which are substantially similar to the AOL Fantasy Sports Products as defined in Exhibit E.

4.	Section 1.1.2 and 1.1.3. Beginning on October 1, 2001, Sections 1.1.2 (“ROS Advertisements”) and 1.1.3 (“AOL Promotion of ICP Commerce”) shall be deleted in their entireties.

5.	New Section 1.1.2. Beginning on October 1, 2001, the following new section 1.1.2 shall be added to the Agreement:

1.1.2.	Fantasy Sports Products. ICP shall provide the AOL Fantasy Sports Products for the AOL Property(ies)as set forth in Exhibit E. In the event the NFL Agreement expires, terminates or AOL withdraws from the NFL Agreement (each an “NFL Expiration”) but provided AOL does not exercise its right to terminate this Agreement, ICP shall provide Commissioner, Fantasy and Challenge for Fantasy Sports Products for each NFL playing season on the same terms and conditions as the AOL Fantasy Sports Products (provided that, in the event there are less than four (4) months between the NFL Expiration and the commencement of the next NFL season, ICP shall provide a framed version of each of the Commissioner, Fantasy and Challenge Fantasy Sports Products for such season only); except that, if the Fantasy Sports Products are offered for a whole season, the Annual Registration Target shall be increased by *** (which may be decreased by *** for Commissioner, *** for Fantasy and *** for Challenge in the event such games are subscription-based and AOL exercises its right pursuant to Sub-section 7.4(b) or 7.4(c) herein). ICP shall have the sole and exclusive right to sell all Fantasy Advertising Inventory. ICP hereby grants AOL the right to sell *** of the Fantasy Advertising Inventory. ICP shall have the sole and exclusive right to sell all Fantasy Sponsorship Inventory. The Parties acknowledge that as of June 15, 2001, AOL has a valid and binding commitment to *** (*** impressions per year during the Renewal Term) (“Preexisting Third Party Fantasy Commitment”), with respect to Fantasy Sponsorship Inventory. ICP agrees to make “feature” (e.g. sponsorship of standings page) Fantasy Sponsorship Inventory available to AOL to allow AOL to fulfill Preexisting Third Party Fantasy Commitment (under no circumstances shall such Fantasy Sponsorship Inventory include any “presenting” Fantasy Sponsorship Inventory). The Parties shall coordinate with each other their respective sales efforts in order to avoid conflicts and/or confusion in the marketplace. AOL shall be prohibited from running any Fantasy Advertising Inventory which conflicts with any category exclusivity granted by ICP with respect to Fantasy Sponsorship Inventory of which AOL has been given written notice by ICP. ICP, exclusively, will manage all Fantasy Advertising Inventory and Fantasy Sponsorship Inventory through proprietary ICP or third party advertising management software and tools as determined by ICP in its sole discretion, unless ICP elects, in its sole discretion, to permit AOL to serve and manage its respective share of Fantasy Advertising Inventory.

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6.	Section 1.1.4. Beginning on October 1, 2001, Section 1.1.4 (“Guarantee”) shall be replaced in its entirety with the following:

During the Renewal Term, AOL shall provide ICP with at least *** Impressions from ICP’s presence on the AOL Network (the “Aggregate Impressions Guarantee”) and AOL shall use commercially reasonable efforts to deliver the Aggregate Impressions Guarantee Impressions evenly from year to year over the Renewal Term. At least *** of the Aggregate Impressions Guarantee shall be delivered on the Targeted Screens. For purposes of this Agreement, ICP’s presence on an AOL screen shall conform to the specifications set forth on Exhibit D (each, an “ICP Presence”), provided that only screens that contain a Link to the ICP Internet Site(s), the Private Store or the AOL Fantasy Sports Products will count against the Aggregate Impressions Guarantee. In the event there is (or will be in AOL’s reasonable judgement) a shortfall in the Aggregate Impressions Guarantee as of the end of the Renewal Term (a “Final Shortfall”), AOL shall provide ICP, by no later than *** following the expiration of the Renewal Term, as ICP’s sole remedy, with Impressions on the AOL Network which are equal to or greater than the number of undelivered Impressions comprising the Final Shortfall (with allocation between Targeted Screens and Impressions, as applicable).

7.	Exhibit H. Beginning on October 1, 2001, Exhibit H (“Carriage”) shall be deleted in its entirety and replaced with the amended Exhibit H set forth in Attachment 1.

8.	Section 1.2. Beginning on October 1, 2001, Section 1.2.1 (“Comparable Commerce Placements in the Event of a Redesign”) shall be deleted in its entirety and the following shall be added after the proviso contained in the third sentence of Section 1.2.2 (“Content of Promotions”) (“provided, however Premier Products as a whole”): “Notwithstanding the foregoing, AOL may, upon payment by AOL to ICP of *** delete the preceding proviso (which would have the affect of revoking (A) ICP’s right to sell the Premier Products or Other Products, and (B) ICP’s ability to promote the Premier Products and Other Products on the AOL Properties).

The following shall be added to the end of Section 1.2.3:

“ICP shall ensure that the Licensed Content within the ICP Internet Site (as defined herein), in the aggregate, is equal to the Content distributed by ICP, in the aggregate, in the same or similar category(ies) through any ICP Interactive Site(s) in all material respects, including without limitation, quality, breadth, depth, timeliness, functionality, features, prices of products and services and terms and conditions; provided that, such requirement shall not supercede other terms and conditions applicable to the ICP Internet Sites or Licensed Content under this Agreement.”

9.	Sections 1.3, 1.4, 1.5. Except as provided for herein, during the Renewal Term, ICP shall not be entitled to any Premier Status or other exclusive or premier rights under the Agreement. As such, beginning on October 1, 2001, Sections 1.3 (“Premier Status”), 1.4 (“Permissible AOL Activities”) and 1.5 (“No Bad Faith Circumvention”) and any other terms and conditions of the Agreement related to ICP’s Premier Status or any exclusive or premier right of ICP, shall be deleted in its entirety and of no further force or effect (the parties agree that nothing in this Section 9 shall be construed to limit ICP’s right to sell Premier Products, subject to AOL exercising its option to revoke such right to sell pursuant to Section 1.2.2 of the Agreement as amended pursuant to Paragraph 8 of this Amendment). The following shall be added as a new Section 1.3 (“Premier Status”):

“ICP shall be the Premier Fantasy Sports Game Provider on the Fantasy Channel (as defined in Exhibit E). As used herein, “Premier Fantasy Sports Game Provider” means that: (A) If AOL decides to have a new AOL branded Fantasy Sports Game built by a third party for inclusion in the Fantasy Channel (“New Games”), (i) AOL shall notify ICP thereof and ICP shall have the

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exclusive right to negotiate with AOL regarding such opportunity for a period of ***after the provision of such notice, and (ii) AOL will not enter into a definitive written agreement with any third party regarding such opportunity during such *** period, (B) AOL may not promote third party Fantasy Sports Products on the AOL Service Sports Channel which substantially replicate the interactive user game play experience of the AOL Fantasy Sports Products (“Competitive Fantasy Sports Products”), and (C) in the Fantasy Channel, the AOL Fantasy Sports Products, in the aggregate, shall be the most prominently promoted (i.e., in terms of size, position and number of Permanent placements on an aggregate basis) Fantasy Sports Products. Nothing contained herein shall limit in any way AOL’s ability to promote Fantasy Sports Products developed, distributed and provided by *** and/or *** anywhere on the AOL Network, including without limitation, the Fantasy Channel.

10.	Sections 2.2(ii) and (iv), 2.4. and 2.5. Beginning on October 1, 2001, section 2.2(ii) and (iv), 2.4 and 2.5 shall be deleted in their entireties.

11.	Section 3.3. Beginning on October 1, 2001, Sections 3.3.1 through 3.3.5 (“Carriage and Promotional Fee”) shall not be applicable to the Promotions provided during the Renewal Term. Beginning on October 1, 2001, the following Sections 3.3.6 and 3.3.7 shall apply to Promotions provided during the Renewal Term:

3.3.6	In-Kind Programming and Promotion. ICP shall provide AOL with the programming and promotional commitments specified on Exhibits E and E-1 (the “ICP In-Kind Commitments”). Without limiting any other rights or remedies available to AOL, AOL’s carriage, promotion and impressions commitments specified in Section 1.1 herein are and will be contingent, upon provision by ICP of the ICP In-Kind Commitments in accordance with Exhibit E and Exhibit E-1.

3.3.7	Renewal Term Carriage and Promotional Fee. ICP shall pay AOL the following consideration (collectively, the “Renewal Term Consideration”):

(a) On or before July 18, 2001, ICP shall pay to AOL one million dollars ($1,000,000) in cash (the “Initial Cash Payment”), provided further that, if the Initial Cash Payment is not paid to AOL by July 20, 2001, then AOL may terminate this Agreement, with no further liability or obligation on the part of either party;

(b) On or before July 18, 2002, provided that notice of termination of this Agreement has not been given by AOL to ICP pursuant to Section 8.1 prior to such date, ICP shall perform one of the following three obligations (ICP shall, in its sole option, elect which option it will perform, subject to the limitations set forth in Section 3.3.7(e)): (i) issue irrevocable instructions to its transfer agent to issue to AOL as soon as reasonably possible a number of shares of ICP Common Stock having a Fair Market Value (as defined herein) equal to $2,000,000; (ii) pay to AOL an amount in cash equal to $2,000,000; or (iii) a combination of (x) paying to AOL an amount in cash and (y) issuing irrevocable instructions to its transfer agent to issue to AOL as soon as reasonably possible a number of shares of ICP Common Stock having a Fair Market Value equal to $2,000,000 less the amount of cash paid pursuant to (iii)(x) (any shares of ICP Common Stock issued to AOL by ICP pursuant to this Section 3.3.7(b) shall be referred to herein as the “First Anniversary Shares”);

(c) On or before July 18, 2003, provided that notice of termination of this Agreement has not been given by AOL to ICP pursuant to Section 8.1 prior to such date, ICP shall perform one of the following three obligations (ICP shall, in its sole option, elect which option it will perform, subject to the limitations set forth in Section 3.3.7(e): (i) issue irrevocable instructions to its transfer agent to issue to AOL as soon as reasonably possible a number of shares of ICP Common Stock having a Fair Market Value of $1,000,000; (ii) pay to AOL an amount in cash equal to $1,000,000; or (iii) a combination of (x) paying to AOL an amount in cash and (y) issuing irrevocable instructions to its transfer agent to issue to AOL as soon as reasonably possible a number of shares of ICP Common Stock having a Fair Market Value equal to $1,000,000 less the amount of cash paid pursuant to (iii)(x) (any shares of ICP Common Stock issued to AOL by ICP pursuant to this Section 3.3.7(c) shall be referred to herein as the “Second Anniversary Shares”);

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(d) For purposes of this Section 3.3.7, “Fair Market Value” shall mean the average of the closing prices of the ICP Common Stock on the Nasdaq National Market (or if the ICP Common Stock is listed on a nationally recognized securities exchange, on the primary stock exchange on which it is listed) for the five (5) trading days ending on July 17, 2002 (or if such date is not a trading day, the next preceding trading day), with respect to the First Anniversary Shares or July 17, 2003 (or if such date is not a trading day, the next preceding trading day), with respect to the Second Anniversary Shares, as applicable;

(e) In no event shall ICP issue to AOL pursuant to either Section 3.3.7(b) or Section 3.3.7(c) (i) a number of shares of ICP Common Stock which would result in AOL becoming the beneficial holder of more than *** of the outstanding shares of ICP Common Stock on a fully diluted basis as of the date of such issuance, including the shares of ICP Common Stock to be issued to AOL on such date and assuming the conversion or exercise of all securities held by AOL that are convertible into or exchangeable for ICP Common Stock; provided, however, that in making such determination only securities issued to AOL by ICP shall be considered in making such calculation or (ii) any shares of ICP Common Stock if the ICP Common Stock is not admitted for quotation on the Nasdaq National Market or listed and traded on a nationally recognized securities exchange.

(f) ICP covenants and agrees that the ICP Common Stock which ICP issues pursuant to this Section 3.3.7 will, upon issuance, be (i) validly issued, fully paid and non-assessable and free from all taxes, preemptive rights, liens and charges with respect to the issuance thereof, (ii) admitted for quotation on the Nasdaq National Market or listed on the nationally recognized securities on which the ICP Common Stock is then listed and traded and (iii) will be represented by a duly authorized and executed certificate or certificates bearing no legend other than the one described in paragraph (g)(ii) below. ICP further covenants and agrees that ICP will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the issuance of the shares of ICP Common Stock to AOL (less any number of shares already issued pursuant to this Agreement). In the event ICP elects to issue shares of ICP Common Stock to AOL pursuant to either Section 3.3.7(b) or Section 3.3.7(c), it shall use its best efforts to deliver, or cause its transfer agent to deliver, to AOL certificates representing the shares of ICP Common Stock to be so issued as soon as reasonably possible after issuing the irrevocable instructions referred to in Section 3.3.7(b) or 3.3.7(c), as the case may be, but in any event no later than five business days after the issuance of such instructions, and shall treat AOL as the holder of such shares for all purposes from the date of the issuance of such instructions.

(g)	AOL Representations, Warranties and Covenants

(i) AOL covenants and agrees that any shares of ICP Common Stock it acquires pursuant hereto shall be acquired solely for its own account and not for the account or beneficial interest of any other person, and the ICP Common Stock will not be acquired with a view to any distribution in violation of the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States or any other applicable jurisdiction;

(ii) AOL acknowledges that to the extent ICP issues any shares of ICP Common Stock pursuant hereto (a) the offer and sale of such ICP Common Stock will not have been registered under the Securities Act or applicable state securities laws and that the ICP Common Stock so issued may not be sold, transferred, pledged or otherwise disposed of unless subsequently so registered or unless registration under the Securities Act and any applicable state securities laws is not required; and (b) any certificate evidencing the ICP Common Stock shall bear a customary legend regarding the foregoing; and

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(iii) AOL represents that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the ICP Common Stock.

(h) Forfeiture upon Termination. In the event that this Agreement is terminated by AOL prior to July 18, 2004 for any reason other than as a result of a material breach of the Agreement by ICP, then AOL shall pay to ICP within fifteen (15) days after the date this Agreement is so terminated (a “Termination Date”) an amount in cash as specified below:

(i) In the event this Agreement is terminated at any time prior to July 18, 2002, an amount in cash equal to the product of (i) the amount of the Initial Cash Payment times (ii) a fraction the numerator of which is the difference between 365 and the number of days from and including July 18, 2001 to but excluding the date of any such termination and the denominator of which is 365.

(ii) In the event this Agreement is terminated at any time after July 18, 2002 and prior to July 18, 2003, an amount in cash equal to the product of (i) $2,000,000, times (ii) a fraction the numerator of which is the difference between 365 and the number of days from and including July 18, 2002 to but excluding the date of any such termination and the denominator of which is 365.

(iii) In the event this Agreement is terminated at any time after July 18, 2003 and prior to July 18, 2004, an amount in cash equal to the product of (i) $1,000,000, times (ii) a fraction the numerator of which is the difference between 366 and the number of days from and including July 18, 2003 to but excluding the date of any such termination and the denominator of which is 366.

(i) Incidental Registration Rights.

(i) If, at any time, ICP proposes to file any registration statement under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-8 or its then equivalent, Form S-4 or its then equivalent, or any form that is not available for registering the Registrable Securities (as defined below) for sale to the public), each such time it will notify AOL in writing at least fifteen (15) days prior to such filing and will afford AOL an opportunity to include in such registration statement all or any part of the Registrable Securities then held by AOL. Upon the written request of AOL, received by ICP within ten (10) days after the giving of any such notice by ICP, to include in the registration all or any part of the Registrable Securities, ICP will use best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by ICP, all to the extent and under the condition such registration is permitted under the Securities Act.

(ii) If a registration statement under which ICP gives notice under this Section to AOL is for an underwritten offering, then ICP shall so advise AOL and the right of AOL to be included in such registration statement shall be conditioned upon AOL’s participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. AOL, if proposing to distribute any portion of the Registrable Securities through such underwriting, shall enter into an underwriting agreement in customary form for unaffiliated selling shareholders with the managing underwriter(s) selected for such underwriting by ICP. Notwithstanding anything herein to the contrary, if such managing underwriter(s) determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing

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underwriter(s) may exclude shares (including the Registrable Securities) from the registration and underwriting, and the number of shares that may be included in the registration and underwriting shall be allocated, first, to a party exercising any contractual right to cause the preparation of the registration statement by ICP; second, to ICP; and third, pro rata among all existing holders of registration rights, including AOL.

(iii) All expenses incurred by ICP in connection with a registration pursuant to this Section, including all federal and “blue sky” registration and qualification fees, printing expenses and fees and disbursements of counsel and accountants for ICP shall be borne by ICP. If AOL participates in a registration pursuant to this Section, it shall bear the fees and expenses, if any, of its own counsel and any and all underwriters’ or brokers’ discounts, sales commissions or other selling expenses in connection with the sale of any Registrable Securities.

(iv) For purposes of this Section, the term “Registrable Securities” shall mean any shares of ICP Common Stock issued by ICP to AOL (and any other securities received in exchange or upon conversion thereof (whether issued by ICP or a successor or otherwise)). Notwithstanding the foregoing, Registrable Securities shall not include (i) any shares of ICP Common Stock which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (ii) shares of ICP Common Stock which have been publicly sold pursuant to Rule 144 under the Securities Act, or (iii) securities which would otherwise be Registrable Securities to the extent AOL is then permitted to sell all of such securities within any three (3) month period pursuant to Rule 144 if such securities constitute less than one percent of the ICP’s outstanding equity securities. At any time that any shares of ICP Common Stock beneficially owned by AOL cease to be Registrable Securities, cease to be restricted securities under the Securities Act or shall be eligible for sale pursuant to Rule 144(k), ICP shall remove any legend on the certificates representing such securities.

(v) The rights granted pursuant to this Section shall terminate upon any termination of this Agreement by AOL other than as a result of a material breach by ICP.

12.	Exhibits E and E-1. Beginning on October 1, 2001, Exhibit E (“Detailed Schedule and Bona-Fide Value of ICP In-Kind Commitments”), Exhibit E-1 (“ICP In-Kind Commitments”) and Exhibit K (“Specimen Warrant Agreement”) shall be replaced in their entireties with amended Exhibits E and E-1 as set forth in Attachments, 2 and 3 respectively.

13.	Section 3.7. Section 3.7 (“Payments”) of the Agreement shall be replaced in its entirety with the following paragraph:

Payments; Payment Contact. All payments by ICP hereunder shall be paid in check in U.S. funds to “America Online” at the following address: 22000 AOL Way, Dulles Virginia 20166, Attention: Chief Financial Officer. ICP’s Chief Financial Officer will serve as AOL’s point-of-contact for any billing questions. All payments by AOL hereunder shall be paid in check in U.S. funds to “SportsLine.com, Inc.” at the following address: 2200 West Cypress Creek Road, Fort Lauderdale, Florida, Attention: Chief Financial Officer. AOL shall provide ICP, at the time of AOL’s first payment to ICP under this Agreement, with the name, title, address, telephone number, fax number and e-mail address of the officer of AOL who will serve as ICP’s point-of-contact for any billing questions.

14.	Section 4.3A. During the Renewal Term, Section 4.3A shall be deleted in its entirety.

15.	Section 5.2. During the Renewal Term, Section 5.2 shall be deleted in its entirety and replaced with the following:

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ICP shall create an ICP Internet Site(s) (i.e. framed versions of the Private Store and the Generally Available Site(s)) for each of the AOL Service, AOL.com, Digital City Service, the CompuServe Service, Netscape and ICQ.com. ICP shall display the applicable standard header and footer for each AOL Property on each page of the ICP Internet Site for such AOL Property in accordance with the applicable AOL Property’s then-current header of footer specifications; provided that, AOL will not require ICP to change such headers and footers more than every six (6) months during the Renewal Term. Notwithstanding anything herein to the contrary, there shall be no advertising or promotions of any kind within the frames of the ICP Internet Site; .provided that, this sentence shall not prevent AOL from inserting navigational elements (associated with the applicable AOL Property) and links in such frames, which elements and links shall link only to areas on the applicable AOL Property.

16.	Sections 6.4, 6.5 and 6.6. Section 6.4 (“Real Fans”), 6.5 (“Interim Production”) and 6.6 (“AOL.com”) shall be deleted in their entireties.

17.	Section 7. Beginning on October 1, 2001, Section 7 (“Revenue Sharing”) shall be replaced in its entirety with the following:

7.1	Transaction Revenues. Commencing on February 1, 2002, ICP shall pay AOL *** of Net Transaction Revenues. ICP shall pay AOL *** of all AOL Fantasy Sports Products Subscription Revenue.

7.2	Advertising Revenues on Fantasy Sports Products. Each Party shall retain one hundred percent of revenues generated from the respective Party’s sale of its respective share of Fantasy Advertising Inventory. ICP shall retain one hundred percent of revenues generated from Fantasy Sponsorship Inventory, except for Pre-Existing Third Party Fantasy Commitments.

7.3	AOL Fantasy Sports Registrations. For each year during the Renewal Term in which there are less than *** Registrations (the “Annual Registration Target”) for the AOL Fantasy Sports Products, beginning with the twelve month period beginning on the date that the first AOL Fantasy Sports Game is launched on the AOL Service(each an “Annual Fantasy Shortfall”), AOL shall pay ICP an amount in accordance with the following formula: *** less the actual number of Registrations) times ***; provided that, all of the AOL Fantasy Sports Products are launched on the AOL Properties at least *** prior to the start of their respective seasons with respect to Commissioner and Fantasy AOL Fantasy Sports Products and at least *** prior to the start of their respective seasons for all other AOL Fantasy Sports Products (unless such delay is primarily attributable to AOL). For purposes of this Agreement, a “Registration” means (a) a registration by each unique AOL User for the free AOL Fantasy Sports Products with respect to each respective sport regardless of the number of AOL Fantasy Sports Products with respect to each respective sport for which such unique AOL User registers (e.g. a registration for two separate AOL Fantasy Sports Products for baseball and two separate AOL Fantasy Sports Products for basketball by the same unique AOL User shall constitute two Registrations), and (b) with respect to AOL Fantasy Sports Products Subscription Services, each^ actually collected with respect to AOL Fantasy Sports Products Subscription Services Revenue (as defined herein) (e.g. *** collected for a basketball AOL Fantasy Sports Products Subscription Services shall comprise *** Registrations). The Annual Registration Target shall be reduced for the applicable year in accordance with the following:

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SPORT	AOL FANTASY SPORTS PRODUCT WHICH ICP ELECTS TO MIGRATE TO AN AOL FANTASY SPORTS PRODUCT SUBSCRIPTION SERVICES AND WHICH AOL ELECTS NOT TO OFFER TO AOL USERS	REDUCTION IN ANNUAL REGISTRATION TARGET
Baseball	Fantasy	***
Baseball	Challenge	***
Baseball	Commissioner	***
Hockey	Fantasy	***
Hockey	Commissioner	***
Basketball	Fantasy	***
Basketball	Commissioner	***
NCAA Basketball	Brackets Pool Challenge	***
NCAA Basketball	Brackets Pool Manager	***
Golf	Challenge	***
Auto Racing	Challenge	***

AOL shall own the AOL Fantasy Sports Products database but hereby grants ICP a perpetual license to such database to ICP to use for any ICP business purpose so long as ICP’s use and disclosure of information contained within the database complies with the terms and conditions set forth in this Agreement, including without limitation, the applicable privacy policy under which such data was collected.

7.4

As of the Amendment Date, it is anticipated that the AOL Fantasy Sports Game shall be offered to the public without imposition of any fees to end users of the AOL Fantasy Sports Game. Each of the AOL Fantasy Sports Products listed in Exhibit E shall be offered to AOL Users free of charge for *** such AOL Fantasy Sports Products are offered to AOL Users pursuant to this Agreement. Subsequent to each such *** , as applicable, ICP may, in its sole and exclusive discretion, elect to migrate selected products of the AOL Fantasy Sports Products (including, without limitation, all of the AOL Fantasy Sports Products) to a fee-based product (“AOL Fantasy Sports Products Subscription Services”); provided that, ICP (i) shall not migrate any AOL Fantasy Sports Products in the middle of the applicable sports season, and (ii) ICP will display AOL-provided messaging with respect to notice of the change in pricing terms that AOL believes is reasonably necessary for AOL to comply with its legal obligations for a period of at least *** days prior to the date any fee is charged for such AOL Fantasy Sports Subscription Services. ICP agrees to provide AOL *** months prior written notice (such notice may be given as of the Amendment Date) with respect to which AOL Fantasy Sports Products ICP intends to migrate to AOL Fantasy Sports Products Subscription Services and AOL shall have *** days from such notice to elect: (a) to promote such AOL Fantasy Sports Product on the AOL Service in accordance with this Agreement by providing ICP written notice; (b) not to promote such AOL Fantasy Sports Product on the AOL Service by providing ICP written notice (in such event, ICP shall be excused from producing such AOL Fantasy Sports Product, such AOL Fantasy Sports Product included in such subscription service shall no longer be considered AOL Fantasy Sports Products, (accordingly, ICP shall no longer be afforded the rights of Premier Fantasy Sports Products Provider solely with respect to such former AOL Fantasy Sports Products) and the Annual Registration Target shall be reduced in accordance with this Agreement); or (c) promote the comparable SPLN Fantasy Sports Product in accordance with this Agreement by providing ICP written notice (in such event, ICP shall be excused from producing such AOL Fantasy Sports Product, such AOL Fantasy Sports Product included in such subscription service shall no longer be considered AOL Fantasy Sports Products and the Annual Registration Target shall be reduced in accordance with this Agreement); provided that if AOL fails to provide ICP with written notice of its election in accordance

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with the foregoing within such *** day election period, AOL shall be deemed to have elected option (a) in accordance with the foregoing and shall, accordingly, promote such AOL Fantasy Sports Product on the AOL Service. Notwithstanding the foregoing, with respect to any AOL Fantasy Sports Product Subscription Services distributed on the AOL Service, AOL may, during the Renewal Term, elect to cease distributing such AOL Fantasy Sports Product Subscription Services on the AOL Service by providing ICP *** months prior written notice thereof (in such event, ICP shall be excused from producing such AOL Fantasy Sports Product Subscription Services, AOL Fantasy Sports Products included in such subscription service shall no longer be considered AOL Fantasy Sports Products and the Annual Registration Target shall be reduced in accordance with this Agreement. All fees for AOL Fantasy Sports Productts Subscription Services shall be determined in the sole and exclusive discretion of ICP, provided that such fees shall in all events be equivalent to fees for similar SPLN Fantasy Products; provided, however, ICP may not charge for any AOL Fantasy Sports Product if ICP offers a Competitive Fantasy Sports Product for free on any interactive site or area.

18.	Section 8.4. During the Renewal Term, the first sentence of Section 8.4 (“Site and Content Preparation”) shall be replaced with the following sentence:

ICP shall achieve Site and Content Preparation on or before October 1, 2001.

19.	Section 8.5. The third sentence of Section 8.5 (“Termination on Change of Control”), including without limitation, clauses (a)-(d), shall be deleted in its entirety. The following shall be added to the end of Section 8.5:

Without limiting any right of AOL hereunder, in the event of any Change of Control of Sportsline, CBS or Viacom, or other transaction, in either case which results in Sportsline, CBS or Viacom controlling or being controlled by (a) *** entity or affiliate (including any entity in which *** has a direct or indirect ownership interest), (b) any *** provider of internet access or connectivity, and (c) any provider of internet access or connectivity with more than *** users, AOL may terminate this Agreement by providing *** days prior written notice of such intent to terminate. In addition, notwithstanding anything to the contrary in this Agreement, ICP may not assign this Agreement to an Interactive Service or any entity controlling or controlled by an ***

20.	Section 8.6. Beginning on October 1, 2001, Section 8.6 (“Adjustment to Consideration Upon Termination of Premier Status”) shall be deleted in its entirety.

21.	Section 9. Section 9 (“Premier Relationship with ICP Competitors; Broadband”) shall be deleted in its entirety.

22.	Section 10. Beginning on October 1, 2001, Section 10(a) (“Additional Opportunities Defined Granted to ICP”) shall be deleted in its entirety.

23.	Exhibit B-Definitions. Beginning on October 1, 2001, the following definitions, if they exist in Exhibit B, shall be replaced in their entireties with the following applicable definitions, or, if they do not exist in Exhibit B, they shall be added to Exhibit B:

AOL Fantasy Sports Product Subscription Services Revenue. Gross Revenues actually collected by ICP for AOL Fantasy Sports Products Subscription Services less applicable taxes, credit card processing fees, charge backs, coupons, and customer discounts.

AOL Property(ies). The AOL Service, AOL.com, Digital City Service, the CompuServe Service, Netscape, and ICQ.

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Affiliate. Any distributor or franchisee of AOL, or an entity that, directly or indirectly, controls, is controlled by, or is under common control with AOL, including any entity in which AOL holds, directly or indirectly, at least a *** equity interest.

Commerce Promotions. All Promotions for ICP’s Products and/or the Private Store pursuant to this Agreement.

Programming Content and Screens. The Content and screens comprising the AOL Programming, the AOL.com Programming, the CompuServe Programming, the Digital City Programming, the Netscape Programming and the ICQ Programming.

Fantasy Advertising Inventory. Banner advertising inventory, “sweet spots” and other non-persistent advertising placements within the AOL Fantasy Sports Products.

Fantasy Sports Products. Fantasy Sports Games and Fantasy Tools.

Fantasy Sponsorship Inventory. All non-rotating persistent (for the duration of the flight) advertising placement within the AOL Fantasy Sports Products.

Fantasy Sports Games. Team-management or athlete-management games in which a player oversees real-life sports players, events or franchises for all or any part of a simulated “season” of sports contests, but the gameplay of which is not centered on graphical simulations of sports contests.

Fantasy Tools. Fantasy commissioner utilities and fantasy support applications.

Generally Available Site(s). The Internet sites (or any successors thereto), currently located at the following addresses: http://cbs.sportsline.com, http://www.igogolf.com, http://www.golfweb.com, http://www.sportsline.com, and http://www.commissioner.com and any other mutually agreed upon sites which are managed, maintained or owned by ICP or its agents or to which ICP licenses information, Content or other materials, including, by way of example and without limitation, a channel or area delivered through a “push” product such as the Pointcast Network or interactive environment such as Microsoft’s proposed “Active Desktop.”

Gross Transaction Revenues. Aggregate amounts (excluding shipping, handling (provided such amounts are *** or are *** and *** and other similar charges) paid by *** during the *** in connection with the *** of any ***

ICP Interactive Site. Any interactive site or area (other than Programming Content and Screens and the ICP Internet Site), which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses information, Content or other materials.

ICP Internet Site(s). Collectively, the Private Store and each version of the Generally Available Sites that are framed with the appropriate header and footer for each of the AOL Property(ies) in accordance with this Agreement.

ICQ.com. ICQ’s primary Internet-based English language interactive site marketed under the “ICQ.com” brand, specifically excluding (a) the ICQ brand communications and messaging service, (b) any international /non-English language versions of such site, (c) “ICQ It!” or any other independent product or service offered by or through such site or any other ICQ Interactive Site, (d) any programming or Content area offered by or through such site over which ICQ does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and user-created Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other ICQ Interactive Site, (f) any property, feature, product or service which ICQ or its affiliates may acquire subsequent to the Effective Date and (g) any other version of an ICQ Interactive Site

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which is materially different from ICQ’s primary Internet-based English language Interactive Site marketed under the “ICQ.com” brand, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

Interactive Service. An entity offering one or more of the following: *** or *** featuring a *** or *** thereto) covering a *** and *** e.g., a *** and *** and/or *** capable of serving as the *** through which a *** Notwithstanding the foregoing, in the event that any entity engages in one or more businesses that otherwise constitutes an Interactive Service as defined in the preceding sentence, but such entity also engages in other lines of business that do not meet such definition, then any restrictions hereunder otherwise applicable to an Interactive Service shall apply only to those lines of business that would otherwise meet the definition of an Interactive Service, ***

Netscape. Netscape Communications Corporation’s primary Internet-based Interactive Site marketed under the “Netscape NetcenterSM” brand, specifically excluding (a) the AOL Service and the CompuServe Service, (b) AOL.com and CompuServe.com, (c) any international versions of such site and/or any non-English language based feature or area of such site, (d) “ICQ,” “AOLSearch,” “You’ve Got Pictures,” “Shop @,” “My News,” “AOL PlusSM,” “AOL Instant Messenger,” “AOL NetMail,” “AOL Hometown,” “My News,” “Digital City,” or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from Netscape Communications Corporation’s primary Internet-based Interactive Site marketed under the “Netscape NetcenterTM“ brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g. Custom NetCenters built specifically for third parties).

Net Transaction Revenues. With respect to *** Net Transactions Revenues means: (i) commencing on *** with respect to *** (only as permitted under the Agreement) and from which *** the amount of *** is entitled from its then *** in cases where *** (only as permitted under this Agreement), and the *** the amount of *** is entitled *** in all other cases, *** and other mutually agreed upon *** Net Transaction Revenues shall not include ***

Online Playable Games. Games that can be played Online or which have Online component. Online Playable Games will not include mere head-to-head play of offline games without the necessity of any server-based component(s) (i.e., where two people play a packaged goods Game by direct dial connection, unless the direct dial information was provided by an Online matching service). As used herein, (a) “Online” shall mean modes of digital or analog communication in which two or more parties have established a circuit (or virtual circuit) usable for two-way transmissions. By way of example and not limitation, games that are playable Online are games where multiple users are playing the same game from different locations, or games where the client uses interaction with a server or another client as a part of the game-playing experience. Games which can be played completely offline, whose Online component is merely incidental to the experience (e.g., for downloading, purchasing or registering the product), are not Games playable Online, and “Game” shall mean electronic forms of entertainment or sports played according to rules. For purposes of clarity, Online Playable games do not include Fantasy Sports Products.

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Press Release. A press release or other public statement.

Product. A Premier Product, Other Product or any other product, good or service which ICP (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Users or AOL Purchasers, including without limitation, club memberships, ICP Membership or Premium Service, directly or indirectly through the ICP Internet Site(s) (including through the Private Store and/or any ICP Internet Site linked thereto.

SPLN Fantasy Sports Products. All SportsLine-branded Fantasy Sports Products and all Fantasy Sports Products distributed on or through the Generally Available Site(s).

Targeted Screens. Any screens upon which ICP receives placement pursuant to Exhibit H and the following channels or screens on the AOL Service and their counterparts on each of the AOL Properties: the Shopping Channel, the Sports Channel, Women’s Sports, Teen’s Sports, Kid’s Only Sports, Men’s, News and network level screens, including without limitation, “AOL Today”, “Thank You”, “Welcome” (and specific successor channels and screens) and any other channel or screen approved by ICP, which approval will not be unreasonably withheld or delayed.

22.	Exhibit C. Beginning on October 1, 2001, the following terms, if they exist in Exhibit C, shall be replaced in their entireties with the following applicable terms, or, if they do not exist in Exhibit C, they shall be added to Exhibit C:

Changes to AOL Service. AOL reserves the right to redesign or modify the organization, structure, “look and feel,” navigation and other elements of the AOL Properties. In the event such redesign or modifications materially affect the Promotions, AOL will, as ICP’s sole remedy, consult with ICP regarding such redesigns and work with ICP in good faith to provide ICP with *** which are*** (“Make Good Placements”).

Indemnity. The Parties agree to add the following sentence to this provision at the end of the first paragraph: “In addition, ICP will defend, indemnify, save and hold harmless AOL and AOL’s officers, directors, agents, affiliates, distributors, franchisees and employees from any and all Liabilities arising out of or in any way related to a third party claim (expressly excluding any and all Affiliate claims) with respect to the Licensed Content (expressly excluding AP feeds, SportsTicker feeds and AOL User generated content))and AOL’s use of the Licensed Content (expressly excluding AP feeds, SportsTicker feeds and AOL User generated content)) in accordance with this Agreement. Without limiting the foregoing, ICP shall not, in any event, be obligated to indemnify AOL for any Licensed Content substantively modified by AOL to the extent such third party claim results directly and solely from such AOL modification.

Export Controls. Each Party shall comply with all applicable laws, regulations and rules relating to the export of commodities, software or technical data, and shall not export or re-export any commodities, software or technical data, any products received from the other Party or the direct product of such commodities, software or technical data, to any proscribed country, party or entity listed in such applicable laws, regulations and rules, unless properly authorized by the U.S. Government.

No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, ANY AOL PUBLISHING TOOLS, THE ICP INTERNET SITE(S) AND/OR THE PRIVATE STORE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE

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OF DEALING OR COURSE OF PERFORMANCE OR NONINFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF AOL NETWORK OR THE ICP INTERNET SITE(S) OR PRIVATE STORE.

Promotional Materials/Press Releases. The following shall be added to the end of this section:

Notwithstanding anything to the contrary in this Agreement, each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any Press Release regarding the transactions contemplated hereunder, provided that, subsequent to the initial Press Release, factual references by either Party to the existence of a business relationship between the Parties in oral public statements shall not require approval of the other Party. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law, rule, regulation or court order or as reasonably advised by legal counsel without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure.

23.	Section 8.6. The following new Section 8.6 shall be added to the Agreement:

8.6 Termination of Netscape Agreement. *** are parties to the *** effective as of *** agree that *** shall expire on *** provided that *** shall have the right to terminate earlier the Agreement so long as *** has provided the *** to the extent *** is obligated to *** shall be excused from providing *** solely to the extent necessary for *** under the ***

24.	Attachments. Beginning on October 1, 2001, all Attachments attached hereto are hereby incorporated by reference and made a part of the Agreement.

25.	Co-branded Suite. To the extent *** must mutually agree to *** the Co-branded Suite (as defined in the *** and *** the Co-branded Suite pursuant to the *** the Parties agree that *** shall be entitled *** to such issues, and *** has the right to *** the Co-branded Suite *** pursuant to the *** the Parties agree that *** shall be entitled to *** subject to, in the case of (a) and (b), the following requirements:

*** for the Co-branded Suite as long as *** are offered *** on any interactive site or area or *** which are *** are offered *** on any Generally Available Site, including without limitation, the Generally Available Sites (as defined in the *** the Co-branded Suite must be *** for *** as defined in the *** in the event *** for the Co-branded Suite, *** may elect *** the Co-branded Suite *** in the event *** the Co-Branded Suite, *** may offer *** and *** with respect to notice of the change in *** to comply with its legal obligations for a period of at least *** prior to the date *** the Co-branded Suite.

In addition, with respect to Section 5.4 of the NFL Agreement, to the extent *** must mutually agree to *** the Co-branded Suite (as defined in the *** shall permit *** to agree to such issues in lieu of *** shall not give *** except as approved by *** has the right to determine *** the Co-branded Suite *** pursuant to the *** in lieu of *** shall not give any approval to such plan or plans except as approved by ***

26.	Order of Precedence. This Amendment is supplementary to and modifies the Agreement. The terms of this Amendment supersede provisions in the Agreement only to the extent that the terms of this Amendment and the Agreement expressly conflict. However, nothing in this Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between the parties insofar as they do not expressly conflict with this Amendment. All capitalized terms not defined in this Amendment shall have the meaning given them in the Agreement.

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27.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement as of the date first written above.

AMERICA ONLINE, INC.	SPORTSLINE.COM, INC.

By:	By:

Print Name:	Print Name:

Title:	Title: